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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


THE BOARD OF DIRECTORS
IMCLONE SYSTEMS INCORPORATED:

We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos.333-49578,333-22341, 33-95860, 333-37746, 333-07339,
333-21417, 333-39067 and 333-67335) and Form S-8 (File Nos. 333-38620,
333-10275, 33-95894, 333-64825, 333-64827, 333-30172, 333-68534 and 333-101492)
of ImClone Systems Incorporated of our report dated June 20, 2003, with respect to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of ImClone Systems Incorporated. Our report refers to a change in the method of revenue recognition for certain upfront non-refundable fees in 2000. Also, our report refers to the Company's restatement of the consolidated financial statements for the years ended December 31, 2001 and 2000.


                                                  KPMG LLP


Princeton, New Jersey
June 20, 2003